PRESS ANNOUNCEMENT

Date:           April 21, 2004

Contact:        C. Keith Swaney
                (440) 248-7171

PVF Capital Corp. announces quarterly earnings and cash dividend.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $1,186,000, or $0.19 basic earnings per share and $0.18 diluted earnings per share, for the quarter ended March 31, 2004 as compared to earnings of $2,095,000, or $0.33 basic earnings per share and $0.32 diluted earnings per share, for the prior year comparable period.

Chairman John R. Male commented that the reduction in earnings for the quarter is attributable to an increase in the provision for loan losses, a decrease in non-interest income and an increase in non-interest expense. Non-interest income decreased by $760,000 primarily as a result of declining gains on the sale of loans in the current period. Management does not expect to report significant gains on the sale of loans for the remainder of the fiscal year due to a slow down in refinancing activity. The increase of $312,000 in non-interest expense is attributable to the opening of a new branch office, growth in staff and an increase in compensation and benefits for the current period.

Earnings were $5,468,000, or $0.86 basic earnings per share and $0.84 diluted earnings per share, for the nine-month period ended March 31, 2004 as compared to $6,039,000, or $0.95 basic earnings per share and $0.93 diluted earnings per share, for the prior year comparable period.

Chairman John R. Male commented that the reduction in earnings for the nine months ended March 31, 2004 is the result of an increase in the provision for loan losses, an increase in non-interest income and an increase in non-interest expense. Non-interest income increased by $831,000 primarily as a result of gains recorded on the sale of loans and real estate owned property in the first quarter of our fiscal year. Gains recorded on the sale of loans have declined during the last two quarters of our fiscal year. The increase of $996,000 in non-interest expense is attributable to the opening of a new branch office, the investment in new technology, growth in staff and an increase in compensation and benefits for the nine-months ended March 31, 2004.

As of March 31, 2004, PVF Capital Corp. reported assets of $741.6 million, a decrease of $1.8 million or 0.2% from the fiscal year ended June 30, 2003. Total stockholders' equity of PVF Capital Corp. was $62.3 million at March 31, 2004. Annualized return on assets and return on equity were 1.02% and 11.97%, respectively, for the nine months ended March 31, 2004.

On March 23, 2004, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share payable on May 10, 2004 to the stockholders of record at the close of business on May 3, 2004.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.

PVF CAPITAL CORP.
                                 30000 Aurora Road
                                 Solon, OH 44139
                                 (440) 248-7171


                         Summary of Financial Highlights

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)



     (Dollars in thousands)                                                                March 31,                  June 30,
                                                                                             2004                       2003
                                                                                      ------------------           -----------------
    ASSETS
       Cash and cash equivalents                                                           $  33,912                   $  96,751
       Investment securities                                                                  10,002                          33
       Loans and mortgage backed securities                                                  649,850                     616,240
       Other assets                                                                           47,824                      30,380
                                                                                           ---------                   ---------

          Total Assets                                                                     $ 741,588                   $ 743,404
                                                                                           =========                   =========

    LIABILITIES
       Deposits                                                                             $536,720                    $526,429
       Borrowed money                                                                        122,552                     125,938
       Other liabilities                                                                      20,035                      32,434
                                                                                           ---------                   ---------

          Total Liabilities                                                                  679,307                     684,801
                                                                                           ---------                   ---------

          Total Stockholders' Equity                                                          62,281                      58,603
                                                                                           ---------                   ---------

          Total Liabilities and Stockholders' Equity                                       $ 741,588                   $ 743,404
                                                                                           =========                   =========

                                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                  (Unaudited)

                                                                       Three Months Ended                 Nine Months Ended
     (Dollars in thousands except per share data)                           March 31,                          March 31,
                                                                 --------------------------------     ------------------------------
                                                                    2004                2003               2004            2003

    Interest income                                               $9,576             $10,415              $29,464         $33,119

    Interest expense                                               4,097               4,740               12,485          15,882
                                                                  ------             -------              -------         -------

    Net interest income                                            5,479               5,675               16,979          17,237

           Provision for loan losses                                 140                   0                  432               0
                                                                  ------             -------              -------         -------

    Net interest income after provision for loan losses            5,339               5,675               16,547          17,237

    Total noninterest income                                         837               1,597                5,016           4,185

    Total noninterest expense                                      4,425               4,113               13,324          12,328
                                                                  ------             -------              -------         -------

    Income before federal income tax provision                     1,751               3,159                8,239           9,094

            Federal income tax provision                             565               1,064                2,771           3,055
                                                                  ------             -------              -------         -------

    Net income                                                    $1,186             $ 2,095              $ 5,468         $ 6,039
                                                                  ======             =======              =======         =======

    Basic earnings per share                                       $0.19               $0.33                $0.86           $0.95
                                                                   =====               =====                =====           =====

    Diluted earnings per share                                     $0.18               $0.32                $0.84           $0.93
                                                                   =====               =====                =====           =====
